EX-99.2
UNITED STATES DISTRICT COURT
DISTRICT OF MARYLAND

IN RE EMERGENT BIOSOLUTIONS INC., STOCKHOLDER DERIVATIVE LITIGATION	Master Case No.: 8:21-cv-01595-DLB (Consolidated with No. 8:21-cv-02079-DLB)
This Documents Relates To: ALL ACTIONS	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS EXHIBIT C

TO:     ALL PERSONS AND ENTITIES WHO OWNED EMERGENT BIOSOLUTIONS INC. COMMON STOCK AS OF FEBRUARY 24, 2025, AND WHO CONTINUE TO HOLD
SUCH EMERGENT COMMON STOCK.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (“Settlement”) of the following derivative actions: In re Emergent BioSolutions Inc. Stockholder Derivative Litigation, Master Case No. 8:21-cv-01595-DLB, pending in the U.S. District Court for the District of Maryland (the “Federal Demand Futility Action”); In re Emergent BioSolutions Inc. Derivative Litigation, Case No. 2021-0974-MTZ, pending in the Delaware Court of Chancery (the “Delaware Demand Futility Action”); Elton v. Kramer, et al., Case No. C-15-CV-21-000496, pending in the Circuit Court of Maryland for Montgomery County (the “Maryland Demand Futility Action”); In Re Emergent BioSolutions Inc. Demand Refused Stockholder Derivative Litigation, Master File No. 8:23-cv-02969-DLB, pending in the U.S. District Court for the District of Maryland (the “Federal Demand Refused Action”); and Andrews v. Kramer, C.A. No. 2024-0925-MTZ, pending in the Delaware Court of Chancery (the “Delaware Demand Refused Action”) (collectively, the “Derivative Actions”). If the Court approves the proposed Settlement, you shall be forever barred from contesting the fairness, adequacy, and reasonableness of the proposed Settlement and from pursuing the Released Plaintiffs’ Claims.
All capitalized terms used in this Notice that are not otherwise defined herein have the meanings provided in the Stipulation and Agreement of Settlement entered into on February 24, 2025 (the “Stipulation”), by and among (1) Lincolnshire Police Pension Fund and Pooja Sayal; (2) North Collier Fire Control and Rescue District Firefighter Pension Plan, Chang Kyum Kim, and Mark Nevins; (3) Zachary Elton, Jeffery Reynolds, and Eric White; (4) Christopher Andrews; and (5) Richard J. Levine and Christopher Seaver (collectively, the “Plaintiffs”), (6) Emergent BioSolutions Inc. (“Emergent”) and all current and former Emergent officers, directors, and employees named in any of the Derivative Actions, including Robert G. Kramer Sr., Fuad El-Hibri, Richard S. Lindahl, Ronald B. Richard, Zsolt Harsanyi, Louis W. Sullivan, George A. Joulwan, Jerome M. Hauer, Kathryn C. Zoon, Marvin White, Syed T. Husain, Seamus

Mulligan, Adam Havey, Sean Kirk, Atul Saran, and Sue Bailey (collectively, the “Defendants,” and together with the Plaintiffs, the “Settling Parties”).
THIS NOTICE PROVIDES ONLY A SUMMARY OF THE MATERIAL TERMS OF THE SETTLEMENT AND RELEASES. You can obtain more information by reviewing the Stipulation, which is available on the “Investor Relations” page of Emergent’s corporate website at http://investors.emergentbiosolutions.com. Because the Settlement involves the resolution of derivative actions, which were brought on behalf of and for the benefit of the Company, and stockholder litigation and books-and-records demands, the benefits from the Settlement will go to Emergent. Individual Emergent stockholders will not receive any direct payment as a result of the Settlement. ACCORDINGLY, THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT.
STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.
I.PURPOSE OF NOTICE
1.The purpose of this Notice is to explain the Derivative Actions, the terms of the proposed Settlement of those Derivative Actions, and how the proposed Settlement affects Current Emergent Stockholders’ legal rights. This Notice is issued pursuant to an Order of the United States District Court for the District of Maryland (the “Court”) dated May 9, 2025 (“Preliminary Approval Order”), and further pursuant to the requirements of the Federal Rules of Civil Procedure, including Rule 23.1.
2.The Court will hold a hearing on August 6, 2025 at 10:00 a.m., in person at the United States District Court for the District of Maryland, 6500 Cherrywood Lane, Suite 445, Greenbelt, MD 20770 (the “Settlement Hearing”) to consider whether the Judgment, substantially in the form of Exhibit E to the Stipulation, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate and in the best interests of Emergent and Emergent’s stockholders; (ii) dismissing with prejudice the Derivative Actions pursuant to the terms of the Stipulation; and (iii) ruling upon Plaintiffs’ application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel and service awards to Plaintiffs. You have a right to participate in the Settlement Hearing.
3.This Notice describes the rights you may have in the Derivative Actions and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.
II.BACKGROUND OF THE SETTLING MATTERS
A.Factual Background
1.The Settlement arises out of the Derivative Actions alleging breaches of fiduciary duty, among other claims, against certain current and former officers and directors of Emergent. The Plaintiffs allege that the Individual Defendants breached fiduciary duties of care and loyalty to Emergent and its stockholders by failing to ensure that the Company’s Bayview, Maryland facility (“Bayview”) complied with applicable regulatory standards and was prepared to produce safe and effective vaccine bulk drug substance in the volumes necessary to fulfill its contractual obligations. Plaintiffs allege, inter alia, that the Individual Defendants failed to establish an effective system for monitoring Company operations and disregarded red flag warnings, including internal audit results and U.S. Food and Drug Administration (“FDA”) inspection reports allegedly documenting Bayview’s repeated failure to employ effective manufacturing oversight and quality controls and adhere to current good manufacturing practices (“cGMP”). Plaintiffs allege FDA inspections of Bayview and other Emergent facilities repeatedly uncovered inadequate quality controls, improper handling of raw materials, failure to follow proper manufacturing and documentation procedures, insufficient staff training, deficient facilities hygiene, and other violations of cGMP.
2.Plaintiffs allege that the Individual Defendants’ failure to address Bayview’s deficiencies resulted in repeated contamination incidents that required the destruction of vaccine drug substance that could have been used to produce hundreds of millions of doses of COVID-19 vaccine. Plaintiffs allege that following the contamination incidences, the FDA ordered the discontinuation of COVID-19 vaccine manufacturing at Bayview and that BARDA later terminated Emergent’s CIADM contract.
3.The Defendants have denied and continue to deny each and all of the claims and contentions alleged against them by the Plaintiffs in the Derivative Actions, including all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. The Defendants also have denied and continue to deny, among other things, the allegations that the Plaintiffs, Emergent, or Current Emergent Stockholders have suffered damage as a result of actions or inaction of the Board. The Individual Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Emergent and Current Emergent Stockholders.
B.The Federal Demand Futility Action
1.On June 29, 2021, plaintiff Lincolnshire Police Pension Fund filed its verified stockholder derivative complaint in the U.S. District Court for the District of Maryland (the “Court”) (Lincolnshire Police Pension Fund v. Kramer, et al., Case No. 8:21-cv-01595-DKC (D. Md.)). Service was waived and the action was deemed in issue as of July 2021.
2.On August 16, 2021, plaintiff Pooja Sayal filed a verified stockholder derivative complaint alleging similar claims against the same defendants and seeking similar relief (Sayal v. Kramer Sr., et al., Case No. 8:21-cv-02079-TDC (D. Md.)).
3.Following consultation among counsel, on August 31, 2021, those parties filed a stipulation seeking an order consolidating the pending derivative actions into the Federal Demand Futility Action, appointing a leadership structure for Federal Demand Futility Plaintiffs, and setting a schedule for the filing or designation of a consolidated complaint and schedule. (ECF No. 22). On November 16, 2021, the Court entered an order consolidating the actions under the caption, In re Emergent BioSolutions Inc. Stockholder Derivative Litigation, Master File No. 8:21-cv-01595-DLB (D. Md.), appointing Robbins LLP Lead Counsel and Tydings & Rosenberg LLP Liaison Counsel for Federal Demand Futility Plaintiffs, and adopting the parties’ proposed schedule. (ECF No. 23).
4.On January 3, 2022, Federal Demand Futility Plaintiffs filed a notice designating plaintiff Lincolnshire Police Pension Fund’s complaint as the operative complaint for the consolidated actions. (ECF No. 24).
5.On April 8, 2022, the parties submitted a stipulation and proposed order to stay the Federal Demand Futility Action through the close of fact discovery in the Securities Action, subject to Federal Demand Futility Plaintiffs’ right to file an amended consolidated complaint during the pendency of the stay and to Emergent’s obligations to: (i) produce copies of all documents produced in any related derivative matter, all documents and written discovery responses and agreements produced by defendants and all deposition transcripts generated in the Securities Action, subject to execution of a non-disclosure agreement or entry of a confidentiality protective order; and (ii) engage in mediation with Federal Demand Futility Plaintiffs concurrently with any mediation in the Securities Action and/or any related Derivative Action. (ECF No. 29). The Court entered the stipulated order on April 13, 2022. (ECF No. 31).
6.On May 1, 2023, the Court granted the parties’ joint motion to enter a confidentiality protective order, facilitating the production of confidential discovery materials produced in discovery in the related Securities Action and any related Derivative Actions. (ECF Nos. 43, 44).
C.The Delaware Demand Futility Action
1.On September 15, 2021, and September 16, 2021, respectively, plaintiffs Chang Kyum Kim (“Kim”) and Mark Nevins (“Nevins”) filed Verified Stockholder Derivative Complaints in the Delaware Court of Chancery against certain current and former directors and officers of Emergent for breach of fiduciary duty, insider trading, and unjust enrichment (Kim v. Kramer, et al., C.A. 2021-0792-MTZ (Del. Ch.), and Nevins v. El-Hibri, et al., C.A. 2021-0799-MTZ (Del. Ch.)).
2.After issuing inspection demands pursuant to 8 Del. C. § 220 (“Section 220”), on November 12, 2021, plaintiffs Employees’ Retirement System of the State of Rhode Island, North Collier Fire Control and Rescue District Firefighter Pension Plan, and Pembroke Pines Firefighters & Police Officers Pension Fund filed a derivative suit against certain current and former directors and officers of Emergent asserting similar claims (the “Delaware Complaint”).
3.On February 2, 2022, Vice Chancellor Zurn consolidated the above actions under the caption, In re Emergent Biosolutions Inc. Derivative Litigation, Case No. 2021-0974-MTZ (Del. Ch.), designated the Delaware Complaint as the operative complaint, and appointed Berman Tabacco, Saxena White P.A., Lieff Cabraser Heimann & Bernstein LLP, and Bernstein Litowitz Berger & Grossmann LLP, co-lead counsel, with Glancy Prongay & Murray LLP, Levi & Korsinsky, LLP, Cooch and Taylor, P.A., and Bielli & Klauder, LLC acting as additional counsel.
4.On March 29, 2022, Vice Chancellor Zurn granted nominal defendant Emergent’s motion to stay the Delaware Action, pending resolution of the Securities Action.
5.On December 21, 2023, Vice Chancellor Zurn modified the terms of the stay to require the Defendants to provide all documents produced in the Securities Action to the Delaware Demand Futility Plaintiffs and to include them in any mediation of the Securities Action or related Derivative Actions.
D.The Maryland Demand Futility Action
1.On April 28, 2021, plaintiff Zachary Elton (“Elton”) served a demand for the inspection of the Company’s books and records pursuant to Section 220 relating to matters alleged in the Federal and Delaware Demand Futility Actions. On May 14, 2021, Elton initiated an action in the Delaware Court of Chancery to enforce the demand (Elton v. Emergent BioSolutions, Inc., C.A. No. 2021-0426 (Del. Ch.)). Thereafter, Emergent produced responsive documents to Elton on a rolling basis.

2.On October 18, 2021, plaintiff Jeffery Reynolds (“Reynolds”) served a demand for the inspection of the Company’s books and records pursuant to Section 220 relating to similar matters. After a series of negotiations, Reynolds and the Company entered into a Confidentiality and Non-Disclosure Agreement to facilitate the production of certain non-public responsive documents. Thereafter, the Company produced responsive documents, and, on November 10, 2021, certified that its production was complete.
3.On December 6, 2021, Elton filed a verified stockholder derivative complaint in the Circuit Court of Maryland for Montgomery County alleging claims similar to those asserted in the Federal and Delaware Demand Futility Actions, and asserting standing based upon allegations of demand futility (Elton v. Kramer, et al., Case No. C-15-CV-21-000496 (Md. Cir. Ct.-Montgomery Cnty.) (the “Elton Action”)). The Elton Action was assigned to the Civil Business and Technology Track on January 10, 2022.
4.On December 22, 2021, plaintiff Eric White (“White”) filed a verified stockholder derivative complaint in the same court predicated on similar allegations (White v. Kramer, et al., Case No. C-15-cv-21-000573 (Md. Cir. Ct.-Montgomery Cnty.) (the “White Action”)).
5.On January 18, 2022, Reynolds filed a verified stockholder derivative complaint predicated on similar allegations (Reynolds v. Kramer, et al, Case No. C-15-cv-22-000215 (Md. Cir. Ct.-Montgomery Cnty.) (the “Reynolds Action”)).
6.On February 22, 2022, the Court entered an order consolidating the Elton, White, and Reynolds Actions into Case No. C-15-21-CV-000496, and appointing Rigrodsky Law P.A., The Rosen Law Firm P.A. and Johnson Fistel, LLP co-lead counsel and Goldman & Minton, P.C. as liaison counsel for plaintiffs in the Maryland Demand Futility Action.
7.On March 9, 2022, the parties filed a joint stipulation to enter an order staying proceedings in the Maryland Demand Futility Action until thirty calendar days after a ruling on defendants’ motion(s) to dismiss the Securities Action, subject to Emergent’s agreement to produce discovery requests, documents produced, responses to written discovery, and transcripts of depositions taken in the Securities Action, and documents produced in the Federal and Delaware Demand Futility Actions. The court entered an order pursuant to the stipulation on March 14, 2022.
8.On May 13, 2023, the court, sua sponte, extended the stay until further order of the court.
9.Following the entry of an order granting in part and denying in part the defendants’ motion to dismiss the Securities Action, on November 6, 2023, the court granted the Settling Parties’ joint stipulation to continue the stay of proceedings until the close of fact discovery in the Securities Action. On February 5, 2024, the court entered an order extending the stay pending further order.
10.In December 2023, plaintiffs in the Maryland Demand Futility Action began coordinating with counsel for plaintiffs in the Federal and Delaware Demand Futility Actions (collectively, “Coordinating Plaintiffs”) on document review and settlement efforts.
11.On February 6, 2024, the court entered the parties’ Stipulation and Order for the Production and Exchange of Confidential Information facilitating the production and coordinated review of discovery materials by Coordinating Plaintiffs.

E.The Demand Refused Actions
1.On October 27, 2021, plaintiff Richard J. Levine, as Trustee of the Levine/Berenson Trust (“Levine”) served an inspection demand on the Company pursuant to Section 220. On July 20, 2022, Levine served a pre-suit litigation demand on the Company’s Board of Directors (the “Board”), incorporating Section 220 documents. On October 4, 2023, Levine sent a follow-up letter to the Board. On November 1, 2023, Levine filed a stockholder derivative complaint in the U.S. District Court for the District of Maryland, Case No. 8:23-cv-02969-DLB (the “Levine Action”) alleging facts and claims similar to those alleged in the Federal, Delaware, and Maryland Demand Futility Actions, but asserting derivative standing based upon allegations that the Board had wrongfully refused Levine’s litigation demand.
2.On January 6, 2022, plaintiff Christopher Seaver (“Seaver”) served a pre-suit litigation demand on the Board. After receiving correspondence in November 2023 indicating that the Board would defer consideration of the demand, on December 23, 2023, Seaver filed a similar action in the U.S. District Court for the District of Maryland (the “Seaver Action”) alleging that the Board had wrongfully refused Seaver’s litigation demand.
3.On January 9, 2024, the Court entered an order consolidating the Levine and Seaver Actions into the Federal Demand Refused Action, appointing Schubert Jonckheer & Kolbe LLP and The Weiser Law Firm, P.C. as co-lead counsel and The Kaplan Law Firm as liaison counsel, and staying the case pending the close of fact discovery in the Securities Action.
4.On March 28, 2024, plaintiff Christopher Andrews filed the Delaware Demand Refused Action in the Delaware Court of Chancery (Case No. 2024-0925-MTZ) alleging that the Board had wrongfully refused Andrews’ litigation demand. On April 11, 2024, the Delaware Demand Refused Action was stayed through entry of a final, non-appealable judgment in the Securities Action.
F.The Settlement Negotiations
1.In late 2023, Settling Parties in the pending Derivative Actions began to evaluate and discuss prospects for early settlement negotiations. The Coordinating Plaintiffs commenced coordinated settlement efforts concurrent with their joint litigation efforts, including preparation of a comprehensive amended complaint. Following negotiations regarding pre-mediation information requests, and the structure, conditions, and parameters governing mediation, the Settling Parties agreed to participate in a global mediation facilitated by highly regarded JAMS mediator, Jed Melnick, Esq. (the “Mediator”). Coordinating Plaintiffs transmitted their settlement demand to Defendants and to the Mediator on February 1, 2024.
2.On February 7, 2024, the Coordinating Plaintiffs transmitted a comprehensive mediation statement detailing the legal and factual basis for their claims and damages estimates, supported by evidence gleaned from the substantial public and non-public record. The Federal Demand Refused Plaintiffs also submitted a comprehensive mediation statement and settlement demand.
3.On February 14, 2024, certain of the Settling Parties engaged in an all-day mediation session facilitated by the Mediator. Plaintiffs’ Counsel, Emergent’s Counsel, the Individual Defendants’ Counsel, and the insurers attended the mediation. The Mediator conducted numerous joint and separate sessions with counsel for the parties and representatives of the insurers. The parties discussed several approaches to attempt to bridge the gaps in their respective positions.

4.The Settling Parties were unable to reach agreement on a settlement framework at the initial mediation session but agreed to continue to monitor developments in the related matters and to evaluate settlement alternatives.
5.Over the course of several months, under the auspices of the Mediator, the Settling Parties continued to pursue a negotiated resolution to the litigation. The Coordinating Plaintiffs continued to prepare their omnibus complaint and to review and analyze additional documents as they were made available by Defendants.
6.In July 2024, certain of the Settling Parties engaged in a second round of substantive mediation discussions regarding alternative settlement frameworks leading to a second formal mediation session facilitated by the Mediator via teleconference on July 24, 2024.
7.Discussions continued thereafter, and in early August 2024, the Settling Parties reached an agreement in principle on monetary settlement consideration, subject to confirmation of certain material facts and to successful resolution of negotiations regarding corporate governance reforms designed to address the alleged oversight lapses alleged in the derivative proceedings.
8.The Settling Parties continued their negotiations with the Mediator’s assistance and brought them to a successful conclusion in October 2024. The negotiations culminated in an agreement in principle on the material substantive settlement terms. The Settling Parties then negotiated a Term Sheet reflecting the substantive consideration for the Settlement, including that Defendants would cause their insurers to pay the Company $15 million, the Board would adopt, implement and maintain a package of corporate governance measures (incorporated herein as Exhibit A), and the Settling Parties’ would incorporate these and other material terms into a formal stipulation and agreement of settlement to be presented to the Court for approval. The Settling Parties’ counsel executed the Term Sheet on October 11, 2024.
9.After reaching agreement on the material substantive consideration for the Settlement, the Settling Parties commenced arm’s-length negotiations with the Mediator’s assistance to determine the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits. Following a series of written and telephonic exchanges and joint and separate discussions with the Mediator structured around the relevant factors identified in governing case law, the Settling Parties reached agreement on an all-in fee and expense amount of $4.5 million.
10.Thereafter, the Settling Parties negotiated and reached agreement upon the formal operative terms of the Settlement as set forth in this Stipulation.
III.TERMS OF THE SETTLEMENT
1.The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation and Exhibit A thereto, which have been filed with the Court and are available at a link on Emergent’s website at the Investor Relations page at http://investors.emergentbiosolutions.com.
2.In connection with the Settlement, the Defendants shall: (i) cause their insurers to pay a sum of $15,000,000.00 to Emergent from the proceeds of insurance policies numbered 04-689-16-88; DOX30000950702; and DOE 2001547-02; and (ii) Emergent shall, within sixty (60) calendar days of the Effective Date, adopt and/or amend all resolutions, committee charters, Corporate Governance guidelines, and/or other corporate policies as may be necessary to ensure the adoption, implementation, and adherence to the Corporate Governance Reforms for a period of no less than four (4) years from the Effective Date. The Corporate Governance Reforms are set forth below and in Exhibit A to the Stipulation:
3.CORPORATE GOVERNANCE REFORMS
I.BOARD-LEVEL REFORMS

Enhancements to the Quality, Compliance, Manufacturing and Risk Management Committee (“Risk Management Committee”)

The Company shall amend the charter of the Board’s Risk Management Committee to require the following:

A.Purpose shall be amended to add the following at the end:

The Company’s mitigation of risks arising in core operations that may have significant or potentially material strategic, operational, legal- regulatory compliance, and/or financial implications.

The Risk Management Committee shall ensure timely and effective risk monitoring, (ii) risk prevention, and (iii) in the event of a Material Incident, mitigation and remedial action to address the Material Incident.1

B.The Risk Management Committee shall consist of at least three (3) members, each of whom shall possess experience in identifying, assessing, and managing risk exposures of publicly traded companies with substantial operations within the United States, at least two (2) of whom have substantial pharmaceutical industry experience, including oversight of vaccine and/or therapeutic drug development, and/or drug manufacturing operations subject to U.S. Food and Drug Administration (“FDA”) regulation and joined the Board after January 1, 2022.
1 This includes the four existing bullets in the Risk Management Committee charter (copied below), plus the one added above:
-the Company’s compliance with good (“x” = manufacturing, clinical, laboratory, pharmacovigilance, storage, distribution etc.) (GxP) and medical device Quality Systems Regulations (QSR);
-the Company’s healthcare compliance, anti-corruption, privacy and data security landscape, medical product safety, supply chain, employee health and safety, political expenditures and lobbying activities, and government contracting;
-the Company’s Enterprise Risk Management program;
-the Company’s cyber and information security risks[.]

C.The Risk Management Committee shall be responsible for supervising and facilitating Board oversight of the Company’s quality, risk, ethics, and compliance functions through its direct oversight of the Company’s senior-most employee in Company’s Quality organization (who shall also have responsibility for certain Ethics and Compliance matters) (the “QEC”).2 The Committee may enlist the assistance of the QEC in preparing reports summarizing and contextualizing relevant information in a manner the Risk Management Committee deems useful and appropriate.

D.In conjunction with the QEC, the Risk Management Committee shall provide oversight to ensure the inclusion of a sufficient budget for conducting the Company’s quality, risk, ethics, and compliance oversight activities, and the activities related to the mitigation or remediation of Strategic Risks for the upcoming year.

E.The Risk Management Committee shall have oversight of the internal controls, and monitoring and reporting systems designed to avoid, monitor, identify, evaluate, elevate, remedy, and mitigate Strategic Risks. Such internal controls, monitoring and reporting systems shall be developed, implemented, and operated by executive and non-executive employees and established, at least, at the enterprise and facility levels.

F.The members of the Risk Management Committee shall receive and review at least twice annually (and if circumstances warrant, more frequently) reports from the QEC on the effectiveness of Emergent’s internal controls, policies, procedures, and programs, compliance with legal and regulatory requirements, significant changes to Strategic Risks, and Material Incidents involving Emergent’s manufacturing processes and/or facility quality control. The QEC’s reports to the Risk Management Committee shall incorporate such information necessary to address and rectify or mitigate significant or potentially material risks and plans for ongoing monitoring and reporting to the Risk Management Committee. With the assistance of the General Counsel and the QEC, the members of the Risk Management Committee shall also evaluate, recommend, and provide oversight of any further improvements and changes to Emergent’s policies and internal controls as necessary, except in such cases where responsibility for such policies and controls has been assigned to the Audit and Finance Committee or full Board.

G.“Material Incidents” are defined as: (i) significant developments in the Company’s relationships with key regulators, including, without limitation, any inspection with findings requiring changes, improvements, or reforms,
2 The current QEC is Coleen Glessner, Executive Vice President, Quality and Ethics Compliance.

inspection observations reported on a FDA Form 483, or material violations issued by the FDA or any other governmental or regulatory body; (ii) whistleblower or ethics complaints and the results of any investigations into such complaints that concern the facility, its operations, or a material contract the facility is responsible for; or (iii) material and notable production issues, including, but not limited to: significant production delays, contamination issues, quality control, regulatory compliance, destruction of large quantities of products, major personnel issues, or contract disputes, and significant developments in the Company’s relationships with key contractual partners or production of their own vaccines or medications.

H.The twice annual reports by the QEC to the Risk Management Committee must address, if present:

•Reports, findings, and/or results of any inspections of Emergent’s manufacturing facilities by Emergent’s customers or partners, internal auditors or inspectors, and any regulator or other auditor or inspector acting on behalf of any government entity, and any Company response thereto;
•Any reports or findings of any regulatory or government entity of regulatory, compliance or quality control violations, including but not limited to FDA Form 483 and Warning Letters, and any response thereto;
•Internal or external audits of Emergent’s manufacturing facilities and any response thereto; and
•Whistleblower or ethics complaints of violations of regulatory, compliance or quality control violations at any Emergent manufacturing facility.
I.At least annually, the Risk Management Committee shall receive presentations from either the QEC or the General Counsel regarding regulatory and quality control compliance issues and corresponding remedial measures at each Emergent manufacturing facility.

J.The Risk Management Committee shall review, evaluate, and report to the full Board, on at least a quarterly basis, (i) any Material Incidents and (ii) updates regarding any material changes with respect to Strategic Risks identified since the prior quarterly report and the ongoing quality, risk, ethics, and compliance remediation efforts to address them. Reports to the full Board shall include recommendations for remedial or mitigation steps with respect to significant or potentially material risks and plans for ongoing monitoring and reporting. When a (i) Material Incident or (ii) material change to a Strategic Risk occurs with respect to an Emergent facility that presents a potentially significant or material risk, or if an incident occurs more than once within a one (1) year period, the

Risk Management Committee, in conjunction with the Chief Executive Officer (“CEO”) and QEC shall promptly report the incident to the full Board.

K.The Risk Management Committee shall evaluate the manufacturing, compliance and quality capabilities required to deliver on operational and systems aspects of any Potential Transactions, including those related to the manufacturing of its own products, the provision of manufacturing services to other customers, and potential new investments or acquisitions, to ensure such strategy and activities take into account the Company’s capabilities, standards, and expectations governing manufacturing and quality operations and systems.

L.The QEC shall, on at least a quarterly basis, provide updates to the Risk Management Committee, regarding all Strategic Risks and all material quality, risk, ethics, and compliance concerns.

M.The QEC shall, on at least a quarterly basis, raise all material or potentially material quality, risk, ethics, and compliance concerns to management responsible for the Company’s quarterly and annual disclosure obligations.

N.The Risk Management Committee shall have free access to management and Company employees.

O.The Risk Management Committee shall have oversight of the programs for training for personnel in all areas associated with potential Strategic Risks as appropriate by job function.

P.Emergent shall post the Risk Management Committee Charter on its website.

Q.Management shall report to the Risk Management Committee regarding any potentially significant or material change in the nature, probability, and/or magnitude of Strategic Risks that may attend any divestitures, investment, reorganizations, joint ventures, reservation of manufacturing capacity contracts, equipment procurement contracts, and/or other strategic transactions under consideration.
Enhancements to the Compensation Committee
The Board shall delegate to the Compensation Committee administration of the Company’s Compensation Recovery Policy and disclosures related to the Compensation Recovery Policy. The Compensation Committee shall receive and evaluate reporting of any events that trigger the Compensation Recovery Policy on at least an annual basis. The Compensation Recovery Policy will be in accordance with the requirements under Item 402(b) and Item 407(e)(5) of Regulation S-K.

The Compensation Committee shall develop an annual corporate scorecard and compensation metric(s) for the enterprise and consider metrics related to compliance and quality. The full Board shall evaluate, review, and approve Emergent’s annual corporate scorecard and commitment to effective monitoring of operations, identification, characterization, and remediation of compliance and quality problems, and efforts to promote a culture of integrity and legal-regulatory compliance within the Company.
The Compensation Committee shall annually evaluate Executive Officer compensation pursuant to the annual corporate scorecard and compliance and quality control metric(s). The Compensation Committee shall consult with the Risk Committee as necessary to ensure that it has reasonably complete information. The Compensation Committee shall provide a report to the full Board regarding all objectives and performance levels achieved for all compensation metrics, and all related employee incentive compensation decisions, including with respect to the QEC and those employees who report to the QEC. The Board shall ensure that the Company discloses the metrics used in making executive compensation decisions subject to disclosure in the Company’s annual proxy statements.
Enhanced Board Reporting
Whenever a Material Incident, or an identifiable pattern of incidents that are not individually Material Incidents but collectively rise to the level of a Material Incident, occurs at an Emergent facility (or group of facilities if they are working in conjunction on a specific project or for a specific customer), the CEO, QEC, and the Risk Management Committee shall immediately report the incident to the Board. When presented with a Material Incident, the Board shall promptly coordinate with the CEO, QEC, and General Counsel to review all available information concerning the incident, in order to ensure that the Company completes an appropriate investigation and takes effective remedial action. Company management shall establish and maintain enhanced monitoring and reporting protocols for each such Material Incident, which shall be maintained until the Board determines that Management has adequately addressed and resolved them.

II.OPERATIONS-LEVEL REFORMS

Structure, Duties, and Responsibilities of Ethics, Compliance, Quality, and Risk Personnel

Enterprise responsibilities for Emergent’s quality, risk, ethics, and compliance functions shall be vested with the QEC. For oversight purposes, the QEC position shall report directly to the Risk Management Committee (and the Audit and Finance Committee as appropriate) and be separate from the General Counsel. The QEC shall assist the Risk Management Committee and the Board in fulfilling their oversight duties with respect to the Company’s compliance with quality, risk, ethics, and applicable laws and regulations, as well as Strategic Risks. The QEC shall also assume primary responsibility for oversight and administration of the Company’s corporate governance policies (including the Code of Conduct and Business Ethics), fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential quality, risk, ethics, and compliance concerns. The QEC must have executive-level relevant experience in risk mitigation and may delegate certain of their duties to members of QEC’s staff.

The QEC’s responsibilities shall include:
1.Managing and overseeing the Company’s quality, risk, ethics, and compliance programs, implementing procedures for objectively monitoring and evaluating the programs’ performance, and communicating with and informing the Risk Management Committee regarding progress toward meeting program goals. This shall include working with the Risk Management Committee to evaluate and define the goals of the Company’s ethics and compliance program in light of trends and changes in laws which may affect the Company;
2.Acting as the liaison between management and the Risk Management Committee and at least twice annually, or more often as needed, meeting with the department heads and personnel of functional areas such as quality control, manufacturing, legal, and compliance, to identify, review, and discuss the Company’s significant or material organizational risks and exposure to misconduct, and noncompliance with applicable laws and regulations;
3.Along with other relevant functional leaders, monitoring the Company’s relationships with key regulators, including, without limitation, the FDA, and reporting relevant information to the Risk Management Committee and the Board;
4.Providing updates and reports to the Risk Management Committee as requested or identified by the Risk Management Committee;
5.Retaining independent third-party advisors as appropriate to assist in the assessment of internal quality, risk, ethics, and compliance issues;
6.Working with the Company’s General Counsel and Compliance Officer to evaluate the adequacy of the Company’s internal controls over legal- regulatory compliance and developing proposals for improving these controls. This shall include, consistent with the Company’s audit plan, evaluating the effectiveness and compliance with procedures and controls in effect at the Company’s facilities, in accordance with the Company’s audit plan, but in no event less than annually;
7.Evaluating current systems and developing enhancements designed to ensure effective tracking, monitoring, and implementation of remedial actions in response to reportable incidents in the Company’s manufacturing facilities and processes, whether such reports are internal or are made to regulatory authorities, or other events of a material nature; and
8.Overseeing employee training concerning quality, risk, ethics, and compliance.

Facility-Level Compliance Oversight Reforms

1.Whenever a Material Incident occurs at an Emergent facility (or group of facilities if they are working in conjunction on a specific project or for a specific customer), the General Manager or other Emergent Employee responsible for overseeing and managing that Emergent facility shall immediately inform the QEC, who in turn will ensure the CEO, and the Company’s legal department.
2.At least annually, the QEC shall review all potential and verified regulatory issues at all company facilities and provide a report to the Board covering the nature of the issues and all remedial measures being taken.

Annual Public Reporting of Company Performance and Regulatory Compliance

On an annual basis, Emergent shall make available to the public, a report covering: material governmental and regulatory processes the Company is presently engaged in; and any material compliance or regulatory issues the Company has been made aware of, is presently investigating, or has resolved within the past year, and any other material issues that impact the Company’s ability to meet its contractual obligations.

Compliance Risk Assessment and Response Training

1.Training shall be mandatory for all directors, officers, employees, independent contractors, and agents of Emergent as appropriate for their position, role, and work responsibilities.

2.Training shall be conducted in accordance with the Company’s required training programs but initiated, in no event, more than one month after onboarding.

3.Training shall include coverage of quality, risk, ethics, and compliance issues.

4.Training shall be in-person or internet-based as appropriate and practical. Upon completion of training, the person receiving the training shall provide the corresponding certification as to his or her receipt and understanding of the training materials. Training certifications will be kept in accordance with the Company’s records retention policies.

III.COMPENSATION REFORMS

The Company shall revise its Compensation Recovery Policy to include the following provisions:

A.The Compensation Recovery Policy shall provide for recoupment of Excess an Executive Officer in the event the Company is required to prepare an Accounting Restatement. Excess Compensation is any amount of Incentive-Based Compensation received by an Executive Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the Accounting Restatement, computed without regard to any taxes paid. Incentive-Based Compensation is any compensation that is granted, earned, or vested based wholly or in part on stock price, total shareholder return, and/or attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures. An Executive Officer is an individual who is, or was during the Look-Back Period, an executive officer of the Company within the meaning of Rule 10D-1(d) under the Exchange Act.

B.The Compensation Recovery Policy shall provide that, upon any Accounting Restatement, the Board shall seek to recover all Excess Compensation by all legal means available and, in certain circumstances, the Board may conclude that repayment of Excess Compensation (or a portion thereof) is not required.

C.The Compensation Recovery Policy will be amended to provide that the Board may recover compensation in the event of misconduct (i.e. the violation of law or violation of company policy that results in significant harm to the company) from an Executive Officer. In the event of misconduct under this section, the Company’s ability to recover compensation will not be limited to Excess Compensation.

D.The Company shall disclose its Compensation Recovery Policy in accordance with the Exchange Act and shall report any triggering event in accordance with the requirements under Item 402(b) and Item 407(e)(5) of Regulation S-K. Any employment contract with any Executive Officer shall be subject to the Company’s Compensation Recovery Policy.

IV. INSIDER TRADING POLICY
To the extent not already required, the Board shall amend the Insider Trading Policy to include the following provisions:

A.All 10b5-1 trading plans (“Trading Plans”) must comply with the standards articulated in SEC Rule 10b-5-1 (17 CFR 240.10-b-5(c)(B)) and any proposed amendments thereto, including the final rules at “Rule 10b5-1: Insider Trading Arrangements and Related Disclosure” issued in 2022.

B.Such plans shall be adopted only during “open window” periods, beginning one full trading day following the public announcement of the Company’s quarterly financial results for a particular fiscal quarter and ending on the 15th day of the third month of the subsequent fiscal quarter.

C.The Trading Plans must trade according to specific instructions or formulae with regard to amount, price, and date of transactions at least as detailed as required under Rule 10b-5-1(c)(B)(1).

D.The adoption, amendment, or termination of a Trading Plan shall be publicly disclosed in the Company’s quarterly filings.

E.The Company shall require disclosure in SEC Forms 4 or 5 whether a transaction was made pursuant to a Trading Plan.

F.Trading Plans or modifications thereof must include the applicable “cooling off” period in accordance with Rule 10b5-1(c)(1) before any trading may be conducted under the plan.

G.Traders pursuant to a Trading Plan must certify at the time of the Plan or modification thereof that they are not in possession of material non-public information.

H.Individuals subject to a Trading Plan shall not enter into any hedging or pledging agreements with respect to Company securities during the time a Trading Plan is in effect.

I.The General Counsel is responsible for appointing individuals to administer the Company’s Insider Trading Policy and its related pre-clearance procedures and a committee of representatives from each of Legal, Finance, Compliance, and Human Resources (the “Resolution Team”) is responsible for determining the consequences of any violations of this Policy.

J.The Insider Trading Policy shall be published as an exhibit to the Company’s next regularly-filed Form 10-K.

V.    REMEDIAL STEPS ATTRIBUTABLE TO THE DERIVATIVE ACTIONS

In response to the Derivative Actions filed in 2021, Emergent took remedial steps by creating new officer positions, creating new Board-level committees, and appointing new directors to the Board, which include but are not limited to the following:

A.New Board-level Committee:

•On May 25, 2023, Emergent established as a standing committee, the Board- level Quality, Compliance, Manufacturing and Risk Management Committee and adopted a Charter for the Risk Management Committee.

B.Board Refresh:

•Between 2022 and 2023, the Board appointed four new Board members and four former members of the Board left the Board. The new additions include: Keith Katkin, effective April 1, 2022; Sujata Dayal, effective July

15, 2022; and Donald DeGolyer and Neal Fowler, effective October 1, 2023.

C.Hiring Qualified Risk and Compliance Personnel:

•In 2022, the Company hired Coleen Glessner as Executive Vice President, Quality and Ethics Compliance (currently the QEC) as well as Joseph Philipose as Senior Vice President and Chief Ethics and Compliance Officer.

IV.REASONS FOR THE SETTLEMENT
1.Plaintiffs’ Counsel assert that the claims asserted in the Derivative Actions have merit. Without conceding the merit of any of Defendants’ defenses, and in light of the benefits of the Settlement, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against Defendants through trial(s) and through possible appeal(s). Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Actions, the difficulties and delays inherent in such litigation, the cost to Emergent—on behalf of which Plaintiffs pursued the Derivative Actions—and distraction to management of Emergent that would result from extended litigation. Based on their evaluation, and in light of what Plaintiffs’ Counsel believe to be the significant benefits conferred upon Emergent as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs and Emergent and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth in the Stipulation.
2.Each Defendant has denied and continues to deny that he or she has committed or attempted to commit, or has aided and abetted, any violations of law, any breaches of fiduciary duty owed to Emergent, or any wrongdoing whatsoever. Each Defendant expressly maintains that at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of Emergent and its stockholders. Each Defendant likewise denies all of the allegations made by Plaintiffs in the Derivative Actions. Defendants further deny that Plaintiffs, Emergent, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Defendants as alleged in the Derivative Actions or otherwise. Defendants further assert, among other things, that the Plaintiffs lack standing to litigate derivatively on behalf of Emergent because Plaintiffs cannot plead that demand on the Board was futile.
3.Emergent believes that the Settlement is in the best interests of the Company, its stockholders, and its employees. Defendants are, therefore, entering into this Settlement for the benefit of Emergent to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth therein, the Stipulation (including the exhibits thereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage, or any defect in the defenses that Defendants have, or could have, asserted.
4.Emergent’s current Board, including each of its independent, non-defendant directors, has unanimously approved the Settlement in the good-faith exercise of their fiduciary duties. The Board finds that: (i) Plaintiffs’ litigation and settlement efforts substantially and materially contributed to the Board’s decision to agree to, formalize, and/or maintain the Emergent Commitments; (ii) the Emergent Commitments confer substantial benefits on Emergent and its stockholders; and (iii) the Settlement is fair, reasonable, and adequate, and is in Emergent’s and its stockholders’ best interests.
V.RELEASES
1.If the Settlement is approved, the Court will enter a Judgment dismissing the Federal Demand Futility Action with prejudice pursuant to the terms of the Stipulation, the remaining Plaintiffs shall move to dismiss each and every one of their actions with prejudice not more than five (5) business days after the Court’s entry of the Judgment, all Demands shall be deemed withdrawn by operation of law, and upon the Effective Date of the Settlement, the following releases will occur.
2.Plaintiffs and each and every other Emergent stockholder, in their capacities as such, derivatively on behalf of Emergent, and on behalf of themselves and their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such, including Released Plaintiffs’ Persons, and Emergent directly, shall be deemed to have, and by operation of law and Final Order and Judgment shall have, completely, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed with prejudice the Released Plaintiffs’ Claims against the Released Defendants’ Persons, which, as detailed in the Stipulation, means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature and description, including both known claims and Unknown Claims (as defined in the Stipulation), asserted or unasserted, mature or not mature, liquidated or unliquidated, accrued or not accrued, whether arising under any federal, state, local, administrative, statutory, common, or foreign law, or any other law, rule or regulation, at law or in equity, existing derivatively on behalf of Emergent, that were asserted or could have been asserted in the Derivative Actions, or that might in the future be asserted derivatively in any court or forum by Plaintiffs or any other Emergent stockholder, based upon or arising from or out of the allegations, transactions, facts, events, matters, occurrences, representations, statements, acts, disclosures, or omissions set forth in the Derivatives Actions, the Demands, or the Settlement, except for any claims to enforce the Settlement and any direct claims of any current or former stockholder of Emergent, including, without limitation, any claims asserted under the federal securities laws, including without limitation the claims asserted in In re Emergent BioSolutions Inc., Case No. 8:21-cv-00955-DLB (D. Md.).
3.The Defendants shall be deemed to have, and by operation of law and Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Released Plaintiffs’ Persons, and shall be forever enjoined from prosecuting the Released Defendants’ Claims, which means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims, that arise out of the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions, excluding claims relating to the enforcement or effectuation of the Settlement or Final Order and Judgment.
4.By Order of the Court, pending the Effective Date, the Settling Parties agree that all aspects of the Derivative Actions between them will remain stayed except for activities related to the enforcement of the Settlement.
5.By Order of the Court, pending final determination of whether the Settlement is approved, Plaintiffs, Released Plaintiffs’ Persons, and all other Emergent stockholders are barred and enjoined from asserting, commencing, instituting, or prosecuting any and all Released Plaintiffs’ Claims against any of the Released Defendants’ Persons.
6.Released Plaintiffs shall be forever enjoined from pursuing or prosecuting against the Released Defendants’ Persons any and all Released Plaintiffs’ Claims and any other derivative litigation or demands, including books-and-records demands, arising out of or relating to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Derivative Actions or in any Demands.
7.THE ABOVE DESCRIPTION OF THE PROPOSED RELEASES IS A SUMMARY. The complete terms, including the definitions of the Effective Date, Released Defendants’ Claims, Released Defendants’ Persons, Released Plaintiffs’ Claims, Released Plaintiffs’ Persons, and Unknown Claims, are set forth in the Stipulation, which is available on the “Investor Relations” page of Emergent’s corporate website, at http://investors.emergentbiosolutions.com.
VI.PLAINTIFFS’ COUNSEL’S APPLICATION FOR A FEE AND EXPENSE AWARD
1.After reaching agreement on the material substantive consideration for the Settlement, the Settling Parties commenced arm’s-length negotiations, with the Mediator’s assistance, to determine the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits. Following a series of written and telephonic exchanges and joint and separate discussions with the Mediator structured around the relevant factors identified in governing case law, the Settling Parties reached agreement on an all-in fee and expense amount of $4.5 million (the “Fee and Expense Amount”) in consideration of the substantial benefits conferred upon Emergent as a direct result of the Settlement and the efforts of Plaintiffs and Plaintiffs’ Counsel in the Derivative Actions. Thereafter, the Settling Parties negotiated and reached agreement upon the formal operative terms of the Settlement as set forth in the Stipulation.
2.The Fee and Expense Amount shall be subject to the Court’s approval. The Settlement is not contingent upon the Court’s approval of the agreed Fee and Expense Amount. A decision by the Court to approve some lesser amount or to award no fees and expenses, or any changes in the amount approved by the Court resulting from any appeal from the Final Order and Judgment will not affect the finality of the Settlement.
3.Plaintiffs’ Counsel may apply to the Court for service awards of up to $5,000 to each Plaintiff, subject to Court approval, in recognition of their essential role in securing the benefits of the Settlement. A decision by the Court not to approve or to reduce any requested service award shall have no effect on the Settlement. Neither Emergent nor any of the Individual Defendants shall be liable for any portion of any Court-approved service award.
4.Within twenty (20) business days of the later of (i) the Court’s entry of an order approving the Fee and Expense Amount or some lesser amount, notwithstanding the existence of any timely filed objection thereto, or potential or actual appeal therefrom, or collateral attack on the Settlement or any part thereof, and (ii) the date that Plaintiffs’ Counsel provide to Emergent’s Counsel complete wire and transfer information and instructions and a completed W-9, Emergent shall cause the amount approved by the Court (the “Fee and Expense Award”) to be paid into an account established and controlled by Lead Counsel for the Federal Demand Futility Plaintiffs, subject to the several obligation of each of the firms comprising Plaintiffs’ Counsel to refund awarded fees and expenses in the event the approval of the Settlement is reversed or in accordance with any subsequent court order reducing the Fee and Expense Award. No Defendant other than Emergent shall have any responsibility with respect to the Fee and Expense Award.
VII.SETTLEMENT HEARING AND RIGHT TO APPEAR AND OBJECT
1.The Court has scheduled a Settlement Hearing, to be held on August 6, 2025, at 10:00 a.m., in person at the United States District Court for the District of Maryland, 6500 Cherrywood Lane, Suite 445, Greenbelt, MD 20770 (the “Settlement Hearing”) to consider whether the Judgment, substantially in the form of Exhibit E to the Stipulation, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate and in the best interests of Emergent and Emergent’s stockholders; (ii) dismissing with prejudice the Federal Demand Futility Action against Defendants pursuant to the terms of the Stipulation; and (iii) ruling upon Plaintiffs’ application for an award of attorneys’ fees and expenses and service awards.
2.Please Note: The date and time of the Settlement Hearing may change without further written notice to Current Emergent Stockholders. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Current Emergent Stockholders must or may participate by telephone or video, it is important that you monitor the Court’s docket before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or remote appearances at the hearing, will be posted to the Court’s docket.
3.Any Person who owned Emergent common stock as of February 24, 2025 and continues to hold such Emergent common stock as of the date of the Settlement Hearing may appear at the Settlement Hearing to show cause why the proposed Settlement should not be approved; why the Judgment should not be entered thereon; or why Plaintiffs’ Counsel’s application for the Fee and Expense Amount should not be granted; provided, however, that no such Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered upon approval of the proposed Settlement, or the application for the Fee and Expense Amount, unless such Person has filed with the Clerk of the United States District Court for the District of Maryland, 6500 Cherrywood Lane, Suite 445, Greenbelt, MD 20770, and served (by hand, first-class mail or express service) on Plaintiffs’ Counsel and counsel for Defendants, a written and signed notice of objection that includes: (i) the objector’s name, address, and telephone number (and if represented, that of his, her, or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of Emergent common stock as of February 24, 2025, and continues to hold such common stock; (iii) a statement of the objections to any matters before the Court, the grounds for the objections or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing. Any such objection must be filed with the Court and received by the below-noted counsel by no later than twenty-one (21) calendar days prior to the Settlement Hearing:
Office of the Clerk
United States District Court for the District of Maryland, 101 West Lombard Street, Baltimore, MD 21201

Lead Counsel for Federal Demand Futility Plaintiffs:
Brian J. Robbins
Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

Counsel for Nominal Defendant Emergent BioSolutions Inc.:
Michael G. Bongiorno
WILMER CUTLER PICKERING HALE
AND DORR LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Telephone: 212-937-7220
michael.bongiorno@wilmerhale.com
Timothy J. Perla Dan Willey WILMER CUTLER PICKERING HALE AND DORR LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000 timothy.perla@wilmerhale.com dan.willey@wilmerhale.com

4.Documentation establishing ownership of Emergent common stock must consist of copies of monthly brokerage account statements or an authorized statement from the objector’s broker containing the information found in an account statement.
5.Unless the Court otherwise directs, no Person shall be entitled to object to the proposed Settlement, the proposed Judgment to be entered upon approval of the Settlement, the Fee and Expense Amount, or otherwise be heard, except by serving and filing a written objection and supporting papers as prescribed above. Any Person who fails to object in the manner described above shall be deemed to have waived the right to object to any aspect of the proposed Settlement and the Fee and Expense Amount (including any right of appeal or collateral attack); be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment entered upon the Settlement, or the Fee and Expense Award; and be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding with respect to matters concerning the Settlement or the Fee and Expense Award.
VIII.ORDER AND FINAL JUDGMENT OF THE COURT
1.The Settling Parties will jointly request at the Settlement Hearing that the Court determine and enter the Judgment concluding that the Settlement is fair, reasonable, and adequate, and in the best interests of Emergent and Emergent’s stockholders. The Judgment shall, among other things:

a.Determine that the Notice satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process;
b.Approve the Settlement as fair, reasonable, and adequate, and in the best interests of Emergent and Emergent’s stockholders;
c.Dismiss the Federal Demand Futility Action with prejudice on the merits, as against any and all Defendants, without costs except as provided in the Stipulation; and
d.Rule upon Plaintiffs’ application for the Fee and Expense Amount and Service Awards.
IX.SCOPE OF THIS NOTICE
1.This Notice does not purport to be a comprehensive description of the Derivative Actions, the terms of the Settlement, or the Settlement Hearing. For the full details of the Federal Demand Futility Action and the Derivative Actions, Current Emergent Stockholders may inspect the pleadings, the Stipulation, and the orders entered by the Court and are referred to the office of the Clerk of Court, United States District Court for the District of Maryland, 6500 Cherrywood Lane, Suite 445, Greenbelt, MD 20770. The Stipulation is also available on the “Investor Relations” page of Emergent’s corporate website at http://investors.emergentbiosolutions.com.
2.If you have questions regarding the Settlement, you may call the following counsel for Plaintiffs:

Brian J. Robbins
Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

Form and substance approved by Court Order dated May 9, 2025.